                         REPORT OF INDEPENDENT AUDITORS

To the Shareholders of
Comsign Ltd.

We have audited the accompanying balance sheet of Comsign Ltd. ("the Company") as of December 31, 2000 and the related statement of operations and changes in shareholders' equity for the period from May 31, 2000 (date of commencement of operations) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company's management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2000, and its results of operations and changes in shareholders' equity for the period from May 31, 2000 (date of commencement of operations) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

Brightman Almagor & Co.
Certified Public Accountants (Israel)
A member of Deloitte & Touche

Tel Aviv, Israel
February 27, 2001

                                  COMSIGN LTD.

                                  BALANCE SHEET

                                                                    December 31,
                                                                      2 0 0 0
                                                                        US$
                                                                    ----------

ASSETS

Current assets
 Cash and cash equivalents                                           1,329,094
 Trade accounts receivable                                              35,672
 Other receivables (Note 3)                                            126,761
                                                                    ----------
    Total current assets                                             1,491,527
                                                                    ----------

Property and equipment (Note 4)
 Cost                                                                   26,883
 Less - Accumulated depreciation                                         1,348
                                                                    ----------
                                                                        25,535
                                                                    ----------

Other assets, net (Note 5)                                           2,241,980
                                                                    ----------
                                                                     3,759,042
                                                                    ==========

 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
 Trade accounts payable                                                 34,311
 Other payables (Note 6)                                                25,302
 VeriSign- short term                                                1,164,560
                                                                    ----------
                                                                     1,224,173
                                                                    ----------

Long term liabilities
VeriSign- long term                                                    873,420
                                                                    ----------

Shareholders' equity
 Share capital (Note 7)
  Ordinary shares of NIS 1 par value
  (Authorized - 50,000,000 shares, issued and
  outstanding - 200 shares as at December 31, 2000)                         50
 Additional paid-in capital                                          1,879,714
 Foreign currency translation adjustment                                18,698
 Accumulated deficit                                                  (237,013)
                                                                    ----------
                                                                     1,661,449
                                                                    ----------
                                                                     3,759,042
                                                                    ==========

    The accompanying notes are an integral part of the financial statements.

                                  COMSIGN LTD.

                             STATEMENT OF OPERATIONS

                                                                  For the seven
                                                                  months ended
                                                                  December 31,
                                                                     2 0 0 0
                                                                       US$
                                                                  ------------

Revenues                                                             176,912

Operating expenses (Note 9)                                          431,686
                                                                    --------

Operating loss                                                       254,774

Financial income, net                                                 17,761
                                                                    --------

Loss for the period                                                   237,013
                                                                    =========

    The accompanying notes are an integral part of the financial statements.

                                  COMSIGN LTD.

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                       Foreign
                                                   Additional          Currency
                                         Share      paid-in           translation     Accumulated      Comprehensive
                                        capital     capital            adjustment       deficit             loss            Total
                                         -----     ----------          ----------      ---------          ---------      ----------
                                          US$          US$                 US$            US$                US$             US$
                                         -----     ----------           --------       ---------          ---------      ----------
Changes in the seven months
  from May 31, 2000
  to December 31, 2000:

Issuance of shares                          50      1,879,714 (*)                               -                         1,879,764

Loss for the period                                                                     (237,013)          (237,013)       (237,013)
Foreign currency translation
  adjustment                                                              18,698                             18,698          18,698
                                         -----     ----------           --------       ---------          ---------      ----------
Comprehensive loss                                                                                         (218,315)
Balance at December 31, 2000                50      1,879,714             18,698        (237,013)                         1,661,449

(*) Net of issuance expenses of US$ 99,950.

    The accompanying notes are an integral part of the financial statements.

                                  COMSIGN LTD.

                        Notes to the Financial Statements

Note 1 - General

COMSIGN Ltd. (the "Company"), an Israeli company, was established in May 2000. The Company is engaged in the distribution and delivery of digital authentication certificates of VeriSign Inc. ("VeriSign"). In June 2000, the Company entered into an International Affiliate Agreement with VeriSign whereby it was designated as VeriSign's principal affiliate in Israel and the territories administered by the Palestinian Authority, such continued exclusive appointment being subject to certain conditions (see Note 5). The Company is focusing on marketing the VeriSign web certificates and onsite enterprise services. In July 2000, TTR Technologies Inc. purchased a 50% equity interest in the Company.

Note 2 - Significant accounting policies

Use of estimates in preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Financial statements in U.S. dollars

The functional currency of the company is the NIS. The financial statements are translated into dollars in accordance with the principles set forth in SFAS No.
52. Assets and liabilities have been translated at year-end exchange rates; results of operations have been translated at average exchange rates. The translation adjustments have been reported as a separate component of shareholders' equity.

Cash equivalents

Cash equivalents consist of short-term, highly liquid investments that are readily convertible into cash with original maturities when purchased of three months or less.

                                  COMSIGN LTD.

                        Notes to the Financial Statements

Note 2 - Significant accounting policies (contd.)

Property and equipment

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of assets, as follows:

       Computers and software                       3 years

In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," management reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on estimated future cash flows. An impairment loss is recognized when the undiscounted future cash flows are less than the carrying value of the assets. The loss recognized will be equal to the difference between the carrying value and the fair value of the asset.

Deferred income taxes

Deferred income taxes are provided for temporary differences between the assets and liabilities, as measured in the financial statements and for tax purposes, at tax rates expected to be in effect when these differences reverse.

Fair value of financial instruments

The financial instruments of the Company consist mainly of cash and cash equivalents, current accounts receivable, accounts payable and accruals. Due to the relatively short period to maturity, the fair value of the financial instruments included in the working capital of the Company approximates their carrying amounts.

Recent accounting pronouncements

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities"(amended in June 2000 by SFAS 138). SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000 (as amended by SFAS No. 137). SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each year in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction, and if it is the type of hedge transaction. The Company does not expect the adoption of SFAS No. 133 (as amended by SFAS 138) to have a material impact on its financial statements. As of December 31, 2000, the Company has no derivative instruments.

                                  COMSIGN LTD.

                        Notes to the Financial Statements

Note 3 - Other receivables

Consist of the following:

                                                                  December 31,
                                                                    2 0 0 0
                                                                  ------------
                                                                      US$
                                                                  ------------

 Government authorities                                              24,180
 VeriSign - Income to be received                                   102,581
                                                                   --------
                                                                    126,761
                                                                   ========

Note 4 - Property and equipment

                                                                  December 31,
                                                                    2 0 0 0
                                                                  ------------
                                                                      US$
                                                                  ------------

 Cost:
   Computers and software                                           26,883

 Accumulated depreciation:
   Computers and software                                            1,348
                                                                   -------
                                                                    25,535
                                                                   =======

Note 5 - Other  assets, net

                                                                   December 31,
                                                                     2 0 0 0
                                                                  ------------
                                                                       US$
                                                                  ------------

 Cost                                                               2,537,980

 Accumulated depreciation                                             296,000
                                                                   ----------
                                                                    2,241,980
                                                                   ==========

                                  COMSIGN LTD.

                        Notes to the Financial Statements

Note 5 - Other assets, net (contd.)

In June 2000, the Company signed an Affiliate Agreement (the "Agreement") with VeriSign (see Note 1). In accordance with the Agreement, VeriSign appointed the Company as an affiliate of VeriSign for the purpose of providing, in a defined territory, the products and services made available by VeriSign for the five-year term of the Agreement. In consideration for the Agreement, the Company was committed to pay affiliate contract fees totaling US$2,537,980, to be paid as follows: US$500,000 net 30 days from the effective date of the Agreement and US$291,140 at the beginning of each seven remaining calendar quarters. The total amount of the affiliate contract fees is presented as other assets depreciated over the life of the agreement - five years.

In the framework of the Agreement, the Company is committed to install a processing center in the territory not later than the first quarter of the third year as of the Effective Date (June 2000). VeriSign will not appoint a processing center affiliate (other than the Company) in the territory for a period of 24 months as of the Effective Date. However, if during this period, the market Territory requires the need for a processing center affiliate, then VeriSign will give the Company a notice of refusal to become a processing center affiliate. As of such notification from VeriSign, the Company will have six months to purchase the processing center affiliate upgrade for US$1.2 million. If the Company declines to purchase the processing center affiliate upgrade within the six months notice period, the Company may lose principal affiliate status and VeriSign would be free to appoint a new principal affiliate. If the Company loses the principal affiliate status the Company may continue to operate as a standard VeriSign affiliate.

Note 6 - Other payables

                                                                 December 31,
                                                                   2 0 0 0
                                                                 ------------
                                                                     US$
                                                                 ------------

Related party                                                       15,490
Other                                                                9,812
                                                                   -------
                                                                    25,302
                                                                   =======

Note 7 - Share capital

Issuance of shares

The Company was established in May 2000 as a fully owned subsidiary of Comda
(1985) Ltd., an Israeli company.

In June 2000, the Company issued 100 ordinary shares to TTR Technologies, Inc. ("TTR") in consideration for US$2,000 thousand. Following this transaction TTR holds 50% of the outstanding shares of the Company.

                                  COMSIGN LTD.

                        Notes to the Financial Statements

Note 8 - Taxes on income

The Company is assessed under the provisions of the Israeli Income Tax Law (Inflationary Adjustments) 1985, pursuant to which results for tax purposes are measured in new Israeli shekels in real terms in accordance with changes in the Israeli consumer price index.

Income is taxable at the ordinary corporate tax rate of 36%.

Deferred taxes

Under SFAS No. 109, deferred tax assets are to be recognized for the anticipated tax benefits associated with net operating loss carryforwards and deductible temporary differences, unless it is more likely than not that some or all of the deferred tax assets will not be realized. The adjustment is made by a valuation allowance.

Since the realization of the net operating loss carryforwards is less likely than not, a valuation allowance has been established for the amounts of the related tax benefits.

The main components of the Company's deferred tax assets are as follows:

                                                                 December 31,
                                                                   2 0 0 0
                                                                 ------------
                                                                     US$
                                                                 ------------

Net loss carryforwards                                              86,765
Less - valuation allowance                                          86,765
                                                                   -------
                                                                         -
                                                                   =======

Tax assessments

The Company has not been assessed for income tax purposes since incorporation.

Note 9 - Operating expenses

                                                                  For the seven
                                                                  months ended
                                                                  December 31,
                                                                    2 0 0 0
                                                                      US$

Salaries and related expenses                                        39,407
Depreciation                                                        297,348
         Sub-contractors                                             46,254
Others                                                               48,677
                                                                   --------
                                                                    431,686
                                                                   ========